UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2017

Commission File Number:  000-22920

Numerex Corp
(Exact name of registrant as specified in its charter.)

Pennsylvania
(State or other jurisdiction of incorporation or organization)
11-2948749
(IRS Employer Identification No.)

400 Interstate North Parkway SE, Suite 1350, Atlanta, Georgia 30339
(Address of principal executive offices)

770-693-5950
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 23, 2017, the Compensation Committee of the Board of Directors of Numerex Corp. (the "Company") approved the terms of a Severance and Change in Control Agreement (the "Agreement") for Kelly Gay, Chief Operating Officer. Under the terms of the Agreement, Ms. Gay will be entitled to receive 12 months of base pay in the event of a termination without Cause or resignation for Good Reason following a Change-in-Control.

The foregoing is a summary description of the material terms of the Agreement. The Agreement will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Numerex Corp

Date:   March 1, 2017
By:	/s/ Kenneth Gayron

Name: Kenneth Gayron
Title: Interim Chief Executive Officer and Chief Financial Officer